UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2017

VWR Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36673	26-0237871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Radnor Corporate Center, Building One, Suite 200
100 Matsonford Road
Radnor, Pennsylvania 19087
(Address of principal executive offices, including zip code)
(610) 386-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 — Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders
On May 2, 2017, VWR Corporation (the “Company”) held its annual meeting of stockholders in Radnor, Pennsylvania. A total of 124,954,705 shares of common stock, or 94.89% of outstanding shares, were represented in person or by proxy at the annual meeting.
The final voting results for each of the items submitted to a stockholder vote at the annual meeting are set forth below.
Item 1: The stockholders elected nine directors to serve for a one-year term expiring at the Company’s 2018 annual meeting of stockholders, subject to the election and qualification of their successors, based on the following voting results:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Election of Directors
Nicholas W. Alexos	121,183,782	2,106,428	25,085	1,639,410
Robert L. Barchi	121,420,661	1,869,478	25,156	1,639,410
Edward A. Blechschmidt	122,251,846	1,037,855	25,594	1,639,410
Manuel Brocke-Benz	121,241,219	2,050,678	23,398	1,639,410
Robert P. DeCresce	122,189,352	1,100,329	25,614	1,639,410
Harry M. Jansen Kraemer, Jr.	119,869,714	3,420,809	24,772	1,639,410
Pamela Forbes Lieberman	122,208,446	1,081,747	25,102	1,639,410
Timothy P. Sullivan	119,910,364	3,379,775	25,156	1,639,410
Robert J. Zollars	117,230,668	6,059,471	25,156	1,639,410
Item 2: The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017, based on the following voting results:

	Votes For	Votes Against	Abstentions
Ratification of Appointment of Independent Registered Public Accounting Firm	124,862,469	65,788	26,448
Item 3: The stockholders approved, on an advisory basis, the 2016 compensation of the Company’s named executive officers, based on the following voting results:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Advisory Vote on Executive Compensation	118,487,097	4,803,060	25,138	1,639,410

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VWR Corporation

Date: May 2, 2017	By:	/s/ Douglas J. Pitts
		Name:	Douglas J. Pitts
		Title:	Vice President and Corporate Controller